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                                                                  EXHIBIT 10.123
================================================================================

                                FUNDING AGREEMENT

                                  by and among

                     ONYX ACCEPTANCE RECEIVABLES CORPORATION

                      PARK AVENUE RECEIVABLES CORPORATION,

                                   as a Lender

                                       and

                            THE CHASE MANHATTAN BANK,

                        as Funding Agent and as a Lender

                           Dated as of August 9, 1999


================================================================================

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                                TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS...........................................................2
        1.1.  Defined Terms.......................................................2

SECTION 2.  AMOUNT AND TERMS OF THE FACILITY......................................3
        2.1.  Loans by PARCO and the APA Banks....................................3
        2.2.  Loan Note...........................................................4
        2.3.  Availability of Borrowings..........................................4
        2.4.  Principal Payments; Optional Prepayments............................5
        2.5.  Interest............................................................6
        2.6.  Proceeds............................................................7
        2.7.  Collection Account..................................................7
        2.8.  Reduction of the Facility Limit and the Aggregate Commitment........7
        2.9.  Taxes...............................................................7
        2.10. Illegality..........................................................8
        2.11. Broken Funding......................................................9
        2.12. Inability to Determine Eurodollar Rate.............................10

SECTION 3.  REPRESENTATIONS AND WARRANTIES.......................................11
        3.1.  Representations and Warranties of Recco............................11

SECTION 4.  CONDITIONS PRECEDENT.................................................15
        4.1.  Conditions to Effectiveness........................................15
        4.2.  Conditions to Each Loan............................................18
        4.3.  Conditions to Release of Proceeds of Loans from Disbursement
               Sub-Account.......................................................19

SECTION 5.  AFFIRMATIVE COVENANTS................................................22
        5.1.  Financial Statements...............................................22
        5.2.  Certificates; Other Information....................................22
        5.3.  Payment of Obligations.............................................23
        5.4.  Conduct of Business and Maintenance of Existence...................23
        5.5.  Maintenance of Property; Insurance.................................23
        5.6.  Inspection of Property; Files, Books and Records; Discussions......23
        5.7.  Notices............................................................24
        5.8.  Delivery of Other Reports..........................................24
        5.9.  Annual Certificate.................................................24
        5.10. Further Assurances.................................................25
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
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        5.11. Independent Director...............................................25
        5.12. Instructions to Obligors...........................................25
        5.13. Cooperation in Making Calculations.................................25
        5.14. Interest Rate Hedge Mechanisms.....................................26
        5.15. Contract Files.....................................................26
        5.16. Permitted Investments..............................................26
        5.17. Separate Existence.................................................26

SECTION 6.  NEGATIVE COVENANTS...................................................28
        6.1.  Limitation on Debt.................................................28
        6.2.  Limitation on Liens................................................28
        6.3.  Limitation on Fundamental Changes..................................28
        6.4.  Limitation on Sale of Assets.......................................28
        6.5.  Purchased Contracts................................................28
        6.6.  Limitation on Dividends............................................29
        6.7.  Limitation on Capital Expenditures.................................29
        6.8.  Limitation on Investments, Loans and Advances......................29
        6.9.  Transactions with Affiliates.......................................29
        6.10. Sale and Leaseback.................................................30
        6.11. Corporate Documents................................................30
        6.12. Capital Stock......................................................30
        6.13. Fiscal Year........................................................30
        6.14. Limitation on Negative Pledge Clauses..............................30
        6.15. Activities of Recco................................................30
        6.16. Agreements.........................................................30
        6.17. Bank Accounts......................................................31
        6.18. Successor Servicer.................................................31
        6.19. Servicing of Contracts.............................................31
        6.20. Prohibitions Regarding Subordinated Note...........................31
        6.21. Lock-Box Banks.....................................................31
        6.22. Contract Files.....................................................32

SECTION 7.  EVENTS OF DEFAULT OR REPLACEMENT ....................................33

SECTION 8.  THE FUNDING AGENT....................................................33

SECTION 9.  MISCELLANEOUS........................................................34
        9.1.  Amendments and Waivers.............................................34
        9.2.  Notices............................................................35
        9.3.  No Waiver; Cumulative Remedies.....................................37
        9.4.  Survival of Representations and Warranties.........................37
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        9.5.  Payment of Expenses and Taxes......................................37
        9.6.  Successors and Assigns; Participations.............................38
        9.7.  Termination........................................................40
        9.8.  Counterparts.......................................................40
        9.9.  Severability.......................................................40
        9.10. Integration........................................................40
        9.11. Governing Law......................................................41
        9.12. Submission to Jurisdiction; Waivers................................41
        9.13. Acknowledgments....................................................41
        9.14. Waiver of Jury Trial...............................................42
        9.15. No Bankruptcy Petition.............................................42
        9.16. Limited Recourse; Waiver of Setoff.................................42
        9.17. Confidentiality....................................................43
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        9.17.  Confidentiality...................................................42
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                                    EXHIBITS

        EXHIBIT A                   Definitions List

        EXHIBIT B                   Loan Note

        EXHIBIT C                   Notice of Borrowing

        EXHIBIT D                   Security Agreement

        EXHIBIT E                   Form of Officer's Certificate of Recco



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                                 FUNDING AGREEMENT

        This FUNDING AGREEMENT, dated as of August 9, 1999 (as amended, supplemented or otherwise modified and in effect, the "Funding Agreement"), is by and among ONYX ACCEPTANCE RECEIVABLES CORPORATION, a Delaware corporation
(together with its successors and assigns, "Recco"), PARK AVENUE RECEIVABLES
CORPORATION, a Delaware corporation ("PARCO") and THE CHASE MANHATTAN BANK, a
New York banking corporation, as funding agent for the benefit of the Secured
Parties (together with its successors and assigns in such capacity, the "Funding
Agent") and individually as an APA Bank.

                               W I T N E S S E T H:

        WHEREAS, pursuant to the Sale Agreement, Recco purchases certain
Contracts from time to time from Onyx Acceptance Corporation, a Delaware corporation, as seller (together with its successors and assigns, the "Seller"), and the Seller acts as Servicer of the Purchased Contracts;

        WHEREAS, Recco from time to time requests that the Lenders make Loans to Recco, the proceeds of which are used to purchase Contracts from the Seller in accordance with the terms of the Sale Agreement;

        WHEREAS, as collateral security for its obligations under this Agreement, Recco has collaterally assigned the Purchased Contracts, its rights under the Sale Agreement, all of its right, title, interest in and to the Collection Account to the Funding Agent for the benefit of the Secured Parties pursuant to the Security Agreement;

        WHEREAS, MBIA Insurance Corporation (together with its successors and assigns, the "Surety Provider"), Recco, the Seller and the Servicer have entered into the Insurance Agreement pursuant to which, among other things, the Surety
Provider has issued a financial guaranty insurance policy to the Funding Agent for the benefit of the Lenders to guarantee repayment of the Loans made by the Lenders; and




        WHEREAS, subject to the terms and conditions set forth herein, the Lenders are willing to make the Loans to Recco.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

        0.1. Defined Terms. (A) As used in this Agreement, the Loan Note, the Security Agreement or any certificate or other document made or delivered pursuant hereto or thereto, the capitalized terms used herein and therein shall, unless otherwise defined herein or therein, have the meanings assigned to them in the Definitions List dated as of the date hereof that refers to this Agreement, which is incorporated herein by reference and attached as Exhibit A hereto (the "Definitions List").

        (1) As used herein, in the Loan Note and in the Security Agreement, or any certificate or other document made or delivered pursuant hereto and thereto, accounting terms not defined in the Definitions List and accounting terms partly defined in the Definitions List to the extent not defined, shall have the respective meanings given to them under GAAP.

        (2) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        (3) Capitalized terms used herein, in the Loan Note and in the Security Agreement shall be equally applicable to both the singular and plural forms of such terms.



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                   SECTION 2. AMOUNT AND TERMS OF THE FACILITY

        0.1. Loans by PARCO and the APA Banks. (a) Prior to a PARCO Wind-Down Event, on any Business Day, PARCO, on an offering basis only, agrees to make Loans to Recco at the CP Rate, in each case for a funding period not exceeding the lesser of 270 days and the number of days from and including such Business Day to but excluding the fifth (5th) Business Day prior to Commitment Expiry Date, commencing and ending on Business Days requested by Recco after consultation with PARCO (but in the sole discretion of PARCO). Following a PARCO Wind-Down Event but prior to the Termination Date or should PARCO otherwise fail to make Loans, the APA Banks shall make Loans to Recco at either the Base Rate or the Eurodollar Rate. Loans at the Eurodollar Rate shall be for a period of one, two or three months requested by Recco and agreed to by the Funding Agent commencing on a Business Day requested by Recco and agreed to by the Funding Agent; provided, however, that if such funding period would expire on a day which is not a Business Day, such funding period shall expire on the next succeeding Business Day; provided, further, that if such funding period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such funding period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such funding period shall expire on the last Business Day of such month. Loans made by the APA Banks at the Base Rate shall, prior to the occurrence of an Event of Default or an Unmatured Event of Default, commence and end on Business Days selected by Recco for terms not exceeding 1 day; following an Event of Default or an Unmatured Event of Default, if no Replacement Event has occurred and is continuing, Loans made by the APA Banks shall bear interest at the Base Rate for a period not exceeding one Business Day in each instance; following an Event of Default or an Unmatured Event of Default, if a Replacement Event has occurred and is continuing, Loans made by the APA Banks shall bear interest at the Base Rate plus 2% for a period not exceeding one Business Day in each instance.

        (b) Interest on each Loan at the CP Rate and the Eurodollar Rate shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days. Interest on each Loan at the Base Rate shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days, as applicable.

        (c) No Loan shall be made hereunder if, after giving effect to such Loan, either (i) the Termination Date has occurred, (ii) the Outstanding Principal



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Amount of all Loans made by the Lenders would exceed the Facility Limit, (iii)
with respect to each Lender, the Outstanding Principal Amount of all Loans made by such Lender would exceed such Lender's ratable share of the Facility Limit or its Commitment, (iv) a Borrowing Base Deficiency would exist or (v) a Replacement Event has occurred and is continuing.

        (d) The proceeds of all Loans shall be disbursed to the Disbursement Sub-Account.

        0.2. Loan Note. The Loans shall be evidenced by a promissory note of Recco, substantially in the form of Exhibit B hereto (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Note"), payable to the order of the Funding Agent for the benefit of the Lenders. The Funding Agent shall record the date and amount of each Loan made and the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The Loan Note shall (a) be dated the date of issuance thereof, or, with respect to any amendment thereof, the date of such amendment, (b) be stated to mature on the Scheduled Maturity Date (unless otherwise extended with the consent of the Lenders and the Surety Provider) and (c) provide for the payment of interest in accordance with Section 2.5.

        0.3. Availability of Borrowings. (a) Prior to a PARCO Wind-Down Event, Recco may request Loans on any Business Day up to the Termination Date by giving the Funding Agent prior irrevocable notice of each borrowing in the form of Exhibit C hereto ("Notice of Borrowing") by 11:00 A.M. (New York time) one Business Day prior to a Borrowing Date.

        (b) Following a PARCO Wind-Down Event, but prior to the Termination Date, if no Event of Default has occurred and is continuing, Recco may request Loans on any Business Day by giving the Funding Agent a Notice of Borrowing (i) in the case of Eurodollar Fundings, by 5:00 P.M. (New York time) no later than three (3) Business Days prior to the Borrowing Date and (ii) in the case of BR Fundings, by 10:00 A.M. (New York time) on the Borrowing Date.

        (c) Following an Event of Default, the rate applicable to all outstanding borrowings shall be the Base Rate in effect as of 10:00 A.M. (New York time) on such Borrowing Date.

        (d) The proceeds of such Loans will be made available to Recco by the applicable Lenders by crediting a sub-account of the Collection Account (the "Disbursement Sub-Account") with immediately available funds by 4:00 P.M. (New York time) on the Borrowing Date; provided that any such release of funds to Recco



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shall be subject to the conditions precedent set forth in Section 4.3; provided further that amounts on deposit in the Disbursement Sub-Account shall not exceed $1.8 million at any time.

        0.4. Principal Payments; Optional Prepayments.

        (1) All principal of Loans shall be payable by Recco in the following manner: (i) in the case of any tranche of Commercial Paper, on the maturity date thereof and (ii) in the case of any Eurodollar Funding or BR Funding, on the last day of the related funding period (any such day, a "Payment Date"). Recco shall make any such payment by no later than 1:00 P.M. (New York time) on the applicable Payment Date by transferring such amount in immediately available funds by wire transfer to an account specified by the Funding Agent. The amount payable by Recco as determined by the Funding Agent shall be an amount equal to the sum of (i) the Outstanding Principal Amount of Loans made with the proceeds of Commercial Paper maturing on the applicable Payment Date that will not be funded from the net proceeds of the sale of Commercial Paper on such date, (ii) the outstanding principal amount of Loans made by the APA Banks that are due and payable on such date and (iii) the amount necessary to cure any Borrowing Base Deficiency existing on such date or that would exist at the close of business on such date (after giving effect to the amount of any payment made on such day in respect of subclauses (i) or (ii) of this Section 2.4(a)). On and after the Termination Date, principal on the Loans shall be paid as provided in the Security Agreement. Any amounts paid under the Note Policy with respect to principal shall be applied by the Funding Agent to prepay the Loan Note.

        (2) Recco may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Funding Agent, specifying the date and amount of prepayment; provided that, upon notice given by the Funding Agent, Recco shall indemnify the Funding Agent and the Lenders and hold the Funding Agent and the Lenders harmless from any funding loss (in an amount equal to the amount of interest or discount the Lenders would have received but for such prepayment less the interest earned on investing such funds) and expense which the Funding Agent and the Lenders may sustain or incur as a consequence of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

        (3) On each Liquidation Day, Recco shall prepay all amounts outstanding under the Loan Note and this Agreement to the extent of amounts on



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deposit in the Collection Account available on each such day and in the order set forth in Section 5(b) of the Security Agreement.

        0.5. Interest. (A) Recco shall pay to the Funding Agent for the benefit of the Lenders, pursuant to the terms and conditions of the Security Agreement, as interest on the Loans outstanding, the following amounts on the following dates:

        (1) in the case of Commercial Paper, on each Determination Date, an amount equal to the discount or interest, as applicable, that accrued on all Commercial Paper that was outstanding during the preceding Determination Period;

        (2) in the case of a Eurodollar Funding or a BR Funding, on each Determination Date, in an amount equal to the interest that accrued on all BR Fundings and Eurodollar Fundings outstanding during the preceding Determination Period; and

        (3) on each day that any interest is required to be paid in respect of the prepayment of any Loan, an amount equal to such interest through and including such day; provided that, in the case of a Loan made with the proceeds of Commercial Paper, the aggregate amount of interest payable in respect of such Loan shall include all interest or discount in respect of such Commercial Paper through and including the maturity date thereof; provided further that, in the case of any such interest or discount in respect of Commercial Paper paid pursuant to this clause
                (a)(iii) by Recco, PARCO hereby agrees to remit to Recco, as promptly as possible after receipt thereof, any investment income earned by or on behalf of PARCO in respect of that portion of interest or discount accruing from the date of prepayment of the related Loan to and including the maturity date of the related Commercial Paper.

        (4) Recco agrees to pay the Servicing Fee to the Servicer on each Business Day, as provided for in the Security Agreement.

        0.6. Proceeds. The proceeds of the Loans shall be used by Recco solely to purchase Contracts from the Seller pursuant to the Sale Agreement.



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        0.7. Collection Account. Recco has established, on or prior to the date hereof, a bank account (No. 4047105606) at Wells Fargo Bank in the name of the Funding Agent for the benefit of the Secured Parties (the "Collection Account"). Recco shall cause the Servicer to deposit all Collections to the Clearing Account on the next Business Day after Collections are received in the Lock-Boxes and on the next Business Day after Collections are received in any other manner, and to transfer all Collections on deposit in the Clearing Account to the Collection Account on the next Business Day after such Collections are received by the Servicer in the Clearing Account. Recco shall make transfers and withdrawals from the Collection Account solely as permitted by the terms and conditions of the Security Agreement.

        0.8. Reduction of the Facility Limit and the Aggregate Commitment. Recco shall have the right from time to time, upon not less than five Business Days' notice to the Funding Agent, the Surety Provider and the Lenders, to reduce the Facility Limit and the Aggregate Commitment to an amount not less than the sum of the Outstanding Principal Amount of the Loans and an amount equal to 102% of the Facility Limit, respectively; provided, however, that in no event shall the Facility Limit be reduced to less than $50,000,000. Each such reduction in the Facility Limit shall be in an amount equal to $5,000,000 or any multiple thereof and shall reduce permanently the Facility Limit (and the corresponding reduction in the Aggregate Commitment) then in effect.

        0.9. Taxes. All payments made by Recco under this Agreement and the Loan Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority having taxing authority, excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Lenders, as a result of any present or former connection between the jurisdiction of the government or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein and any such Lender (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to or under the Loan Note, the amounts so payable to the applicable Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Loan Note. Whenever any Taxes are payable by Recco, as promptly as possible thereafter Recco shall send to the applicable Lender (with a copy to the Funding Agent and the Surety Provider) a certified copy of an original official receipt received by Recco showing payment thereof. If Recco fails to pay any Taxes when due to the appropri-



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

ate taxing authority or fails to remit to a Lender the required receipts or other required documentary evidence, Recco shall indemnify such Lender for any incremental Taxes, interest or penalties that such Lender is legally required to pay as a result of any such failure. The agreements in this Section 2.9 shall survive the termination of this Agreement and the payment of the Loan Note.

        0.10. Illegality. (A) Notwithstanding any other provision herein, if, after the Closing Date, the adoption of any law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future law or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (in the case of any bank regulatory guideline, whether or not having the force of law), shall make it unlawful for any APA Bank to acquire or maintain a Eurodollar Funding at the applicable Eurodollar Rate as contemplated by this Agreement, (i) such APA Bank shall, within forty-five (45) days after receiving actual knowledge thereof, deliver a certificate to Recco (with a copy to the Funding Agent and the Surety Provider) setting forth the basis for such illegality, which certificate shall be conclusive absent manifest error, (ii) upon delivery of such certificate, the commitment of such APA Bank hereunder to make a portion of a Eurodollar Funding, continue any portion of a Eurodollar Funding as such and convert a BR Funding to a Eurodollar Funding shall forthwith be cancelled, and such cancellation shall remain in effect so long as the circumstance described above exists, and (iii) such APA Bank's portion of any Eurodollar Funding then outstanding shall be converted automatically to a BR Funding on the last day of the related funding, or within such earlier period as required by law.

        If any conversion of a portion of a Eurodollar Funding described in
Section 2.11 occurs on a day which is not the last day of the related funding, Recco shall pay to such APA Bank such reasonable amounts, if any, as may be required to compensate such APA Bank for the costs of such conversion. If circumstances subsequently change so that it is no longer unlawful for an affected APA Bank to acquire or to maintain a portion of a Eurodollar Funding as contemplated hereunder, such APA Bank will, as soon as reasonably practicable after such APA Bank knows of such change in circumstances, notify Recco, the Surety Provider and the Funding Agent, and upon receipt of such notice, the obligations of such APA Bank to acquire or maintain its acquisition of portions of Eurodollar Fundings or to convert its portion of a BR Funding into portions of Eurodollar Fundings shall be reinstated.

        (b) By its execution of the Asset Purchase Agreement, each APA Bank agrees that, upon the occurrence of any event giving rise to the operation of
Section 2.10(a) with respect to such APA Bank, it will, if requested by Recco or the



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

Surety Provider and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to change the office at which it books its portions of Eurodollar Fundings hereunder if such change would make it lawful for such APA Bank to continue to acquire or to maintain its acquisition of portions of Eurodollar Fundings hereunder; provided that such change may be made in such manner that such APA Bank, in its sole determination, suffers no unreimbursed cost or expense or any other material disadvantage whatsoever.

        0.11. Broken Funding. In the event of (a) the payment of any principal of any Eurodollar Funding other than on the last day of such funding (including as a result of the occurrence of the Termination Date or an optional prepayment of a Eurodollar Funding), (b) the conversion of any Eurodollar Funding other than on the last day of such related funding, or (c) any failure to borrow, convert, continue or prepay any Eurodollar Funding on the date specified in any notice delivered pursuant hereto, then, in any such event, Recco shall compensate the applicable APA Banks for the loss, cost and expense attributable to such event. Such loss, cost or expense to any APA Banks may include an amount determined by such APA Bank to be the excess, if any, of (i) the amount of yield, as the case may be, which would have accrued on the principal amount of such Eurodollar Funding had such event not occurred, at a Eurodollar Rate that would have been applicable to such Eurodollar Funding, for the period from the date of such event to the last day of such funding (or, in the case of a failure to borrow, convert or continue, for the period that would have been the funding period for such funding), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such APA Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank eurodollar market. Within forty-five (45) days after any APA Bank hereunder receives actual knowledge of any of the events specified in this Section 2.11, a certificate of such APA Bank setting forth in such reasonable detail as Recco shall reasonably request a calculation of any amount or amounts that such APA Bank is entitled to receive pursuant to this Section 2.11 and the reason(s) therefor shall be delivered to Recco and the Surety Provider and shall be conclusive absent manifest error. Recco shall pay each such APA Bank the amount shown as due on any such certificate on the later of the tenth (10th) Business Day or the next succeeding Determination Date after receipt thereof.

        0.12. Inability to Determine Eurodollar Rate. If, prior to the first day on which any Eurodollar Funding commences, the Funding Agent shall have determined or shall have been notified (which determination or notification, in the absence of manifest error, shall be conclusive and binding upon Recco) that, by reason of circumstances affecting the relevant market, adequate and reasonable



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

means do not exist for ascertaining a Eurodollar Rate for such funding, then, in such event, the Funding Agent shall give telecopy or telephonic notice thereof (confirmed in writing) to Recco and the APA Banks as soon as practicable (but, in any event, within forty-five (45) days after such determination or notice, as applicable) thereafter. Until such notice has been withdrawn by the Funding Agent, no further Eurodollar Fundings shall be made. The Funding Agent agrees to withdraw any such notice as soon as reasonably practicable after the Funding Agent is notified of a change in circumstances which makes such notice inapplicable.



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                    SECTION 3. REPRESENTATIONS AND WARRANTIES

        0.1. Representations and Warranties of Recco. To induce the Funding Agent and the Secured Parties to enter into this Agreement and the Lenders to make Loans hereunder, Recco hereby represents and warrants to the Funding Agent and the Secured Parties that:

        (1) Financial Condition. The balance sheet of Recco as at June 30, 1999 and the related statements of income and of cash flows for the six month period then ended certified by a Responsible Officer, are complete and correct and present fairly the financial condition of Recco as at such date, and the results of its operations and its consolidated cash flows for the period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such Responsible Officer and as disclosed therein). Recco does not have, and at the date of the balance sheet referred to above, did not have any Debt, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction.

        (2) Corporate Existence; Compliance with Law. Recco (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law.

        (3) Corporate Power; Authorization; Enforceable Obligations. Recco has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and the other Operative Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the other Operative Documents to which it is a party and to authorize the execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party. All consents or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person required to be obtained, made or given by it in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the other

Operative Documents to which it is a party have been so obtained, made or received. This Agreement and each other Operative Document to which it is a party has been duly executed and delivered on behalf of Recco. This Agreement and each other Operative Document to which it is a party constitutes a legal, valid and binding obligation of Recco enforceable against Recco in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        (4) No Legal Bar. The execution, delivery and performance of this Agreement and the other Operative Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of Recco and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

        (5) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against Recco or against any of its properties or revenues (i) with respect to this Agreement or the other Operative Documents or any of the transactions contemplated hereby or thereby, or (ii) which could have a material adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of Recco, or the ability of Recco to perform its obligations hereunder or under the other Operative Documents.

        (6) No Default; No Event of Default. Recco is not in default under or with respect to any of its Contractual Obligations in any respect which could have a material adverse effect on the business, operations, properties, assets, or condition, financial or otherwise, of Recco, or on the ability of Recco to perform its obligations hereunder or under the other Operative Documents. No Event of Default or Unmatured Event of Default has occurred and is continuing.

        (7) No Burdensome Restrictions. Recco is not a party to or subject to any Contractual Obligation (other than the Operative Documents) which could have a material adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of Recco, or on the ability of Recco to carry out its obligations hereunder or under the other Operative Documents.

        (8) Taxes. Recco has filed or caused to be filed all Federal, state and other tax returns which are required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any Federal, state and other tax assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority having taxing power; no tax Lien has been filed against it (except for tax Liens described in subsection 6.2(a) hereof), and no claim is being asserted by any Governmental Authority, with respect to any such tax, fee or other charge.

        (9) ERISA. Neither Recco nor any ERISA Affiliate of Recco has participated in any Multiemployer Plan. Except for the Seller, neither Recco nor any ERISA Affiliate of Recco has maintained any Single Employer Plan. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan of the Seller, and each such Plan has complied with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each such Plan (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits.

        (10) Investment Company Act; Other Regulations. Recco is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Recco is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Debt.

        (11) Subsidiaries. Recco has no Subsidiaries. Recco is a wholly owned subsidiary of the Seller.

        (12) Purpose of Loans. The proceeds of the Loans shall be used by Recco solely to purchase Contracts from the Seller pursuant to the Sale Agreement.

        (13) No Deduction. Recco is not required to make any deduction or withholding from payments to be made by it to the Funding Agent, the Surety Provider and the Lenders under this Agreement or the other Operative Documents, and the execution and performance of this Agreement and any of the other Operative Documents does not make Recco liable for any registration tax, stamp duty or similar tax or duty imposed by any authority of or within its jurisdiction of incorporation, which tax or duty has not been, or will not be, paid when due.

        (14) No Priority Claims. Recco has no liability in respect of any unsecured Debt, or in respect of any guarantee by Recco of the obligations of another, under which the lender, creditor or lessor or the Person in whose favor such guarantee is given has any right, by operation of law or otherwise, to have any claim in respect of such obligation or guarantee first satisfied out of the general assets of Recco in priority to the claims of its general creditors.

        (15) Title; Liens. Except for the Lien granted to the Funding Agent for the benefit of the Secured Parties pursuant to the Security Agreement and the other Liens permitted pursuant to the Operative Documents and the Lien granted to the Seller pursuant to the Subordinated Security Agreement, Recco owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Funding Agent for the benefit of the Secured Parties pursuant to the Security Agreement and in favor of the Seller pursuant to the Subordinated Security Agreement and Liens with respect to taxes described in Section 6.2(a) hereof.

        (16) Ownership of Contracts. Each Purchase by Recco of Contracts constitutes a valid sale of the Contracts to Recco and creates in favor of Recco a perfected ownership interest in and valid, legal and equitable title to such Contracts, which ownership interest is not subject to any Lien.

        (17) No Petition. There is no intent to file a voluntary petition under the federal bankruptcy laws with respect to Recco.

        (18) Separate Corporate Existence. Recco is a special purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing Contracts from the Seller, entering into agreements for the servicing thereof, borrowing funds secured thereby and conducting such other activities as necessary or appropriate to carry out its primary activities. Recco's certificate of incorporation provides for at least two Independent Directors as set forth at Section 5.11 hereof, and requires, inter alia, the unanimous vote of its Board of Directors to take corporate action to institute, file or consent to insolvency or bankruptcy proceedings.

                         SECTION 4. CONDITIONS PRECEDENT

        0.1. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction, on or prior to the date hereof, of the following conditions precedent:

        (1) Operative Documents. The Funding Agent, the Surety Provider and each Lender shall have received (i) this Agreement executed and delivered by a duly authorized officer of Recco, (ii) the Loan Note executed and delivered by a duly authorized officer of Recco, (iii) the Security Agreement (substantially in the form of Exhibit D hereto), executed and delivered by a duly authorized officer of Recco, (iv) solely to the Surety Provider, a copy of the Credit and Collection Policy, (v) copies of all the other Operative Documents, executed by all parties thereto and in form and substance satisfactory to the Funding Agent, the Surety Provider and the Lenders, and (vi) such other documents or instruments as may be reasonably requested by the Funding Agent, the Surety Provider or the Lenders.

        (2) Corporate Proceedings. The Funding Agent, the Surety Provider and the Lenders shall have received a copy of the resolutions, in form and substance satisfactory to the Funding Agent, the Surety Provider and the Lenders, of the Board of Directors of each of the Seller and Recco authorizing the execution, delivery and performance of the Operative Documents to which it is a party certified by the Secretary or an Assistant Secretary of each such corporation, as of the date hereof, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Funding Agent, the Surety Provider and the Lenders.

        (3) Corporate Documents; Incumbency. (i) The Funding Agent, the Surety Provider and the Lenders shall have received copies of the certificate of incorporation and by-laws of each of the Seller and Recco certified as of the date hereof as complete and correct copies thereof by its Secretary or Assistant Secretary and (ii) a certificate of the Secretary or an Assistant Secretary of each of the Seller and Recco, certifying the names and true signatures of the officers of the Seller and Recco authorized to sign the Operative Documents to which it is a party.

        (4) No Violation. The consummation of the transactions contemplated hereby and by the other Operative Documents shall not contravene, violate or conflict with, nor involve the Seller or Recco in any violation of, any Requirement of Law except to the extent that any such contravention, violation, conflict or involvement would not adversely affect the transactions contemplated hereby and by the other Operative Documents.

        (5) Fees. The Surety Provider, the Funding Agent, Chase Securities, Inc. and the Lenders shall have received in immediately available funds any fees due and payable to any of them, all as set forth in the Fee Letter Agreement and the Premium Side Letter Agreement.

        (6) Legal Opinions. The Funding Agent, the Surety Provider and the Lenders shall have received (i) the executed legal opinion of counsel to the Seller and Recco with respect to the enforceability of their obligations under the Operative Documents and the Loan Note, (ii) the executed legal opinions of counsel to the Seller and Recco to the effect that (A) the Seller and Recco would not be substantively consolidated for purposes of the Bankruptcy Code and
(B) that each Purchase by Recco of Contracts constitutes a true sale of Contracts, (iii) the executed legal opinion of counsel to Recco to the effect that the security interest granted by Recco to the Funding Agent for the benefit of the Secured Parties pursuant to the Security Agreement is a valid first priority security interest and (iv) such other legal opinions as the Funding Agent or the Surety Provider may reasonably require.

        (7) UCC Searches. The Funding Agent, the Surety Provider and the Lenders shall have received lien searches and other evidence as to the absence of any Lien on or security interest in the Contracts in form and substance satisfactory to the Funding Agent, the Surety Provider and the Lenders. Any termination statements or releases requested by the Funding Agent, the Surety Provider or the Lenders to be filed with respect to the Contracts shall have been filed.

        (8) Diligence. The operation of the Seller's billing, collection and information systems with respect to the Contracts shall be satisfactory to the Funding Agent, the Surety Provider and the Lenders.

        (9) Recovery Procedure and Alternate Servicing Plan. The Funding Agent, the Surety Provider and the Lenders shall be satisfied with the recovery procedure and Alternate Servicing Plan implemented for the Seller's MIS system, (the "Recovery Procedure"), a copy of each of which has been provided to the Funding Agent and the Surety Provider.

        (10) Internal Controls. The Funding Agent, the Surety Provider and the Lenders shall be satisfied that the Seller has implemented all necessary internal and other systems and procedures to monitor collections on account of the Contracts, to gather all information and furnish all reports required under the Operative Documents and to monitor compliance with the Operative Documents.

        (11) Consents. The Funding Agent, the Surety Provider and the Lenders shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by it and the validity and enforceability against it of the Operative Documents to which it is a party and such consents, licenses and approvals shall be in full force and effect.

        (12) Surety Provider Credit Risk. S&P and Moody's shall each have informed the Surety Provider that the transactions contemplated by this Agreement and the other Operative Documents (without regard to the Note Policy) is an investment-grade risk.

        (13) Commercial Paper Ratings. The Commercial Paper shall be rated A-1 by S&P and P-1 by Moody's.

        (14) Insurance. The Funding Agent and the Surety Provider shall have received evidence that the Blanket Policy or other form of insurance acceptable to the Funding Agent is in full force and effect.

        (15) Note Policy. The Surety Provider shall have issued the Note Policy to the Funding Agent for the benefit of the Lenders.

        (16) Sub-Lease Agreement. The Funding Agent, the Surety Provider and the Lenders shall have received a copy of the Sublease and Administrative Services Agreement executed by Onyx and Recco providing for the lease of storage space by Onyx to Recco for the location of the Files to be maintained by Recco on behalf of the Secured Parties.

        (17) Additional Documents. The Funding Agent, the Surety Provider and the Lenders shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Funding Agent, the Surety Provider and the Lenders in respect of any aspect or consequence of the transactions contemplated hereby or by any other Operative Document.

        (18) Additional Matters. All corporate and other proceedings, documents, instruments and legal matters specified in Section 4.1 hereof, or required after the date hereof, shall be satisfactory in form and substance to the Funding Agent, the Surety Provider and the Lenders.

        (19) Collection Account and Collection Account Agreement. Recco shall have established the Collection Account, and the financial institution at which the Collection Account is established shall have executed and delivered the Collection Account Agreement in form and substance acceptable to the Funding Agent and the Surety Provider (as amended, supplemented or otherwise modified and in effect from time to time, the "Collection Account Agreement").

        (20) Lien Certificate. The Funding Agent and the Surety Provider shall have received a certificate of a Responsible Officer of each of the Seller and Recco to the effect that the Purchased Contracts are not subject to any Lien, except Liens created by the Operative Documents.

        (21) Filings. The Funding Agent and the Surety Provider shall have received acknowledgment copies of proper financing statements, duly filed under the Uniform Commercial Code of all jurisdictions that the Funding Agent and the Surety Provider may deem necessary or desirable in order to perfect the ownership interest of Recco created by the Sale Agreement and the security interests created by the Security Agreement and all other filings, notifications, consents and recordings necessary to consummate the transactions contemplated hereunder and under the Operative Documents shall be accomplished and the Funding Agent and the Surety Provider shall have received evidence of such filings, notifications, consents and recordings satisfactory in form and substance to the Funding Agent and the Surety Provider.

        0.2. Conditions to Each Loan. The agreement of any Lender to make any Loan requested to be made by it on any date (including, without limitation, the initial Loan) is subject to the satisfaction of the following conditions precedent (it being understood and agreed that PARCO makes Loans on an offering basis only and will make Loans only prior to a PARCO Wind-Down Event):

        (22) Each of the representations and warranties made by Recco or the Seller in or pursuant to any of the Operative Documents shall be true and correct on and as of such date as if made on and as of such date.

        (23) Recco shall have delivered a Notice of Borrowing to the Funding Agent and the Surety Provider.

        (24) After giving effect to the Loan to be made on such day, the requirements of Section 2.1 shall not have been violated.

        (25) The Funding Agent, the Surety Provider and the Lenders shall have received an Officer's Certificate from Recco, dated the date the proceeds of such Loan are requested to be disbursed, executed by the president, the chief financial officer, the chief executive officer or any executive vice president, in the form of Exhibit E hereto. Recco shall have received from the Seller an Officer's Certificate, dated the date the proceeds of such Loan are requested to be disbursed, in the form of Exhibit C to the Sale Agreement, and shall have delivered such Certificate to the Funding Agent, the Surety Provider and the Lenders.

        (26) No Borrowing Base Deficiency shall exist as reported on the Daily Report.

        (27) A File relating to each Contract to be purchased with the proceeds of such Loan shall have been delivered by the Seller to Recco to be held by Recco for the benefit of the Funding Agent on behalf of the Secured Parties in segregated fireproof facilities; provided, however, that so long as MBIA is the surety provider with respect to this Program and all other financings entered into by Recco and Onyx Acceptance Financial Corporation, the Files may be stored in the same facilities on an unsegregated basis with the files of Onyx Acceptance Financial Corporation.

        The proceeds of all Loans shall be deposited in the Disbursement Sub-Account. Each borrowing by Recco hereunder shall constitute a representation and warranty by Recco as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied.

        0.3. Conditions to Release of Proceeds of Loans from Disbursement Sub-Account. The agreement of Recco to release the proceeds of Loans from the Disbursement Sub-Account is subject to the satisfaction of the following conditions precedent:

        (28) Representations and Warranties. Each of the representations and warranties made by Recco or the Seller in or pursuant to any of the Operative Documents shall be true and correct on and as of such date as if made on and as of such date.

        (29) Contract List. The Funding Agent and the Surety Provider shall have received the Contract List relating to each Contract to be purchased with the proceeds of such Loan.

        (30) Officer's Certificates. The Funding Agent and the Surety Provider shall have received an Officer's Certificate from Recco, dated the date the proceeds of such Loan are requested to be disbursed from the Disbursement Sub-Account, executed by the president, the chief financial officer, the chief executive officer or any executive vice president, in the form of Exhibit E hereto.

        Recco shall have received from the Seller an Officer's Certificate, dated the date the proceeds of such Loan are requested to be disbursed from the Disbursement Sub-Account, in the form of Exhibit C to the Sale Agreement, and shall have delivered such certificate to the Funding Agent and Surety Provider.

        (31) Additional Documents. The Funding Agent and the Surety Provider shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Funding Agent and the Surety Provider in respect of any aspect or consequence of the transactions contemplated hereby or by any other Operative Document.

        (32) Additional Matters. All corporate and other proceedings, documents, instruments and legal matters specified in Section 4.1 hereof, or required after the date hereof, shall be satisfactory in form and substance to the Funding Agent and the Surety Provider.

        (33) Borrowing Base. No Borrowing Base Deficiency shall exist on the day of the release of funds from the Disbursement Sub-Account as reported on the Daily Report.

        (34) Contract Files. A File relating to each Contract to be purchased with the proceeds of such Loan shall have been delivered by the Seller to Recco to be held by Recco for the benefit of the Funding Agent for the benefit of the Secured Parties in segregated fireproof facilities; provided, however, that so long as MBIA is the surety provider with respect to this Program and all other financings entered into by Recco and Onyx Acceptance Financial Corporation, the Files may be stored in the same facilities on an unsegregated basis with the files of Onyx Acceptance Financial Corporation.

        Each release of the proceeds of Loans to Recco hereunder shall constitute a representation and warranty by Recco as of the date of such Loan that the conditions contained in this Section 4.3 have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

        Recco hereby agrees that, so long as this Agreement remains in effect, Recco shall:

        0.1. Financial Statements. Furnish to the Funding Agent, the Surety Provider and the Lenders:

        (1) as soon as available, but in any event within 90 days after the end of each fiscal year of Recco, a copy of the balance sheet as at the end of such year and the related statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year (except for Recco's first fiscal year for which there are no comparative figures for the previous fiscal year), audited by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

        (2) as soon as available, but in any event not later than 45 days after the end of each of the first eleven monthly periods of each fiscal year of Recco, the unaudited balance sheet of Recco as at the end of such monthly period and the related unaudited statements of income and of cash flows of Recco for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all respects and to be prepared in detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

        0.2. Certificates; Other Information. Furnish to the Funding Agent, the Surety Provider and the Lenders:

        (3) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making its normal examination for purposes of its annual audit no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

        (4) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b), a certificate of a Responsible Officer stating that Recco during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Operative Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Unmatured Event of Default or Event of Default, except as specified in such certificate;

        (5) within five Business Days after the same are sent, copies of all financial statements, reports and other communications that Recco may make to, or file or have with, the SEC or any state securities commission; and

        (6) promptly, such additional financial and other information as the Funding Agent, the Surety Provider or the Lenders may from time to time request.

        0.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature.

        0.4. Conduct of Business and Maintenance of Existence. Continue to engage in business of the same type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply in all material respects with all Contractual Obligations and Requirements of Law.

        0.5. Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain, or cause to be maintained on its behalf, the Blanket Policy or other form of insurance acceptable to the Funding Agent and the Surety Provider and, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, and furnish to the Funding Agent, the Surety Provider and the Lenders, at least annually, and otherwise upon written request, full information as to the insurance carried.

        0.6. Inspection of Property; Files, Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Funding Agent, the Surety Provider and the Lenders to visit and inspect any of its properties and examine and make abstracts from any of its books and records and the Files at any time and as often as may be desired on prior notice during normal business hours and to discuss the business, operations, properties and financial and other condition of Recco with officers and employees of Recco and with its independent certified public accountants.

        0.7. Notices. Promptly give notice to the Funding Agent, the Surety Provider and the Lenders of:

        (7) the occurrence of any Event of Default or Unmatured Event of Default (with notice to S&P and Moody's);

        (8) any (i) default or event of default by Recco under any Contractual Obligation of Recco or (ii) litigation, investigation or proceeding which may exist at any time affecting Recco; and

        (9) a material adverse change in the business, properties, assets, operations or condition (financial or otherwise) of Recco.

    Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Recco proposes to take with respect thereto.

        0.8. Delivery of Other Reports. Furnish, or instruct the Servicer to deliver any reports required to be delivered by Recco or the Servicer pursuant to any Operative Document to which Recco or the Servicer is a party or which Recco or the Servicer has signed.

        0.9. Annual Certificate. Concurrently with the delivery, on account of each fiscal year, of the financial statements of Recco required to be delivered pursuant to Section 5.1(a) hereof, furnish to the Funding Agent, the Surety Provider and the Lenders, a certificate of a Responsible Officer of Recco to the effect that the facts upon which counsel to Recco relied in giving its legal opinion that the Seller and Recco would not be substantively consolidated for purposes of the United States Bankruptcy Code of 1978, as amended, have not changed so as to render such opinion no longer valid.

        0.10. Further Assurances. Do such further acts and things and execute and deliver to the Funding Agent, the Surety Provider and the Lenders such assignments, agreements, powers and instruments as are required by the Funding

Agent, the Surety Provider or the Lenders to carry into effect the purposes of this Agreement and the other Operative Documents or to better assure and confirm unto the Funding Agent, the Surety Provider and the Lenders, their respective rights, powers and remedies hereunder and under the other Operative Documents, including, without limitation, to obtain such consents and give such notices, and to file and record all such documents and instruments, and renew each such consent, notice, filing and recordation, at such time or times, in such manner and at such places, as may be necessary or desirable to preserve and protect the position of the Funding Agent and the Secured Parties hereunder and under the other Operative Documents. This covenant shall survive the termination of this Agreement.

        0.11. Independent Director. Maintain at all times at least two Independent Directors. For purposes of this Section 5.11, "Independent Director" shall have the meaning set forth in Recco's Certificate of Incorporation as in effect on the date hereof.

        0.12. Instructions to Obligors. Instruct all Obligors to cause all Collections to be deposited directly into a Lock-Box.

        0.13. Cooperation in Making Calculations. Cooperate with the Funding Agent, the Surety Provider and the Lenders at all times in the calculation of all formulas used in any Operative Document, including without limitation, deliver in written or electronic form, any and all data and other information necessary or required in the calculation of the Borrowing Base, Net Yield and Recco Expenses and all calculations necessary or required to perform such calculation. Recco hereby agrees to provide all such information on or before each date, without prior request by the Funding Agent, the Surety Provider and the Lenders, such information or data is required to make any such calculation and to provide such information and data in such form as may be immediately used by the Funding Agent, the Surety Provider and the Lenders without further interpretation or purchase or license of any software. Recco does hereby further agree that if it fails to provide any such information or data as required in this Section 5.13, the Funding Agent, on behalf of the Secured Parties and the Surety Provider, may use any estimate of any amount or calculation that it, in its sole discretion, determines.

        0.14. Interest Rate Hedge Mechanisms. Maintain or cause to be maintained at all times Interest Rate Hedge Mechanisms to cover amounts outstanding under the warehouse facility from time to time, satisfactory to Moody's, S&P, the Funding Agent, the Surety Provider and the Lenders. Upon the execution of each Interest Rate Hedge Mechanism, Recco shall deliver executed copies of such Interest Rate Hedge Mechanism to the Funding Agent, the Surety Provider and the Lenders.

        0.15. Contract Files. Maintain continuous custody of the Files (other than those held by the Servicer, as agent for Recco pursuant to the Sale Agreement) on behalf of the Funding Agent in secure and fireproof facilities in accordance with the customary standards for such custody as certified to the Funding Agent for the benefit of the Secured Parties; provided that such Files shall be segregated from those of the Seller, and shall be readily identifiable (by notation, segregation or otherwise) from files relating to Onyx Acceptance Financial Corporation.

        0.16. Permitted Investments. Notify the Funding Agent of the type and maturity of Permitted Investments into which the funds in the Collection Account shall be invested. Such notice shall be received by the Funding Agent no later than 10:00 A.M. (New York City time) on each Business Day.

        0.17. Separate Existence. At all times:

        (10) maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that its funds will not be diverted to any other Person or for other than its own corporate uses, nor will such funds be commingled with the funds of any Affiliate (other than funds deposited to the Clearing Account or the Lock-Box Account, which funds may be commingled for a period not exceeding two (2) Business Days);

        (11) to the extent that it shares the same officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

        (12) to the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that it contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

        (13) enter into all material transactions with its Affiliates, whether currently existing or hereafter entered into, only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Operative Documents meet the requirements of this paragraph (d);

        (14) maintain office space that is physically segregated from the office space of any of its Affiliates and, to the extent that it and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

        (15) conduct its affairs strictly in accordance with its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, separate stationery, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records, financial records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

        (16) hold itself out as a separate entity, pay its own liabilities out of its own funds, and not assume or guarantee any of the liabilities of any of its Affiliates; and

        (17) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to comply with this Section 5.17.

                          SECTION 6. NEGATIVE COVENANTS

        Recco hereby agrees that, so long as this Agreement remains in effect, Recco shall not directly or indirectly (without the prior written consent of the Funding Agent and the Surety Provider):

        0.1. Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except indebtedness in respect of the Loans, the Loan Note, other obligations of Recco under the Operative Documents, including, without limitation, the Subordinated Note.

        0.2. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

        (1)     Liens for taxes not yet due;

        (2) Liens in favor of the Funding Agent as provided in the Operative Documents; and

        (3)     Liens in favor of the Seller securing the Subordinated Note.

        0.3. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business.

        0.4. Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Contracts and leasehold interests), whether now owned or hereafter acquired, except as provided in the Operative Documents.

        0.5. Purchased Contracts.

        (4) Sell, assign or otherwise encumber any Purchased Contract, except as provided in the Operative Documents; or

        (5) Cancel, terminate, amend, modify or waive any term or condition of any Purchased Contract (including the granting of rebates or adjustments with respect thereto), except in accordance with the Credit and Collection Policy.

        0.6. Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Recco or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Recco except (i) dividends payable solely in common stock of Recco, and (ii) payments pursuant to any agreement or other arrangement approved in writing by the Funding Agent and the Surety Provider to share taxes of any affiliated, consolidated, unitary, combined or similar group including the Seller and Recco and (iii) cash dividends to the extent permitted by the Security Agreement, provided that after giving effect thereto no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

        0.7. Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets.

        0.8. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

        (6)     purchases of Contracts pursuant to the Sale Agreement; and

        (7) investments in Permitted Investments of funds, if any, on deposit in the Collection Account.

        0.9. Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, except for (i) Purchases,
(ii) transactions expressly permitted by the Operative Documents and (iii) any agreement or other arrangement satisfactory to the Funding Agent, the Surety Provider and the Lenders to share taxes of any affiliated, consolidated, unitary, combined or similar group including the Seller and Recco.

        0.10. Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by Recco of real or personal property which has been or is to be sold or transferred by Recco to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Recco.

        0.11. Corporate Documents. Amend its Certificate of Incorporation or By-Laws.

        0.12. Capital Stock. Issue any shares of capital stock in addition to the shares issued and paid for as of the Closing Date or permit during the term of this Agreement any transfers of any shares of its capital stock; provided, however, that its parent company may pledge the stock of Recco.

        0.13. Fiscal Year. Permit the fiscal year of Recco to end on a day other than December 31st.

        0.14. Limitation on Negative Pledge Clauses. Enter into any agreement with any Person other than the Funding Agent, the Surety Provider and the Lenders pursuant to the Operative Documents which prohibits or limits the ability of Recco to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired except with the prior written consent of the Funding Agent, the Surety Provider and the Lenders.

        0.15. Activities of Recco. Engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking which is not directly related to the transactions contemplated and authorized hereby or by the other Operative Documents other than an agreement or other arrangement approved in writing by the Funding Agent and the Surety Provider to share taxes of any affiliated, consolidated, unitary, combined or similar group including the Seller and Recco.

        0.16. Agreements.

        (8) Except for the Operative Documents and as expressly permitted by the Operative Documents, become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, or issue any power of attorney except to the Funding Agent or, pursuant to the Sale Agreement, to the Servicer, or cancel, terminate, amend, supplement, modify or waive any of the provisions of the Sale Agreement or request, consent or agree to or suffer to exist or permit any such cancellation, termination, amendment, supplement, modification or waiver.

        (9) Permit the Seller or the Servicer to assign any of their respective rights or obligations under the Sale Agreement, except as expressly permitted by the Sale Agreement.

        (10) Permit the Servicer to change the forms of the Monthly Report, the Daily Report, the Annual Report or any other document required to be delivered by it pursuant to the Sale Agreement.

        (11)    On any day, permit a Borrowing Base Deficiency to exist.

        0.17. Bank Accounts. Move the Bank Accounts from the institution at which they are maintained on the Closing Date.

        0.18. Successor Servicer. Permit any change of Servicer, except in accordance with the Sale Agreement.

        0.19. Servicing of Contracts.

        (12) Permit any change in the method by which Collections are made, unless instructed to in writing by the Funding Agent and the Surety Provider, in which case Recco does hereby agree to implement any and all such changes as soon as practicable.

        (13) Amend, modify or otherwise change or agree to any amendment, modification or other change in the Credit and Collection Policy without the prior written consent of the Funding Agent and the Surety Provider to each such proposed amendment, modification or change (with notice to S&P and Moody's).

        0.20. Prohibitions Regarding Subordinated Note. Make any payment or prepayment of, or purchase, redeem or otherwise acquire, or amend any provisions pertaining to the subordination or the terms of payment of, the Subordinated Note except as permitted by the terms of the Operative Documents.

        0.21. Lock-Box Banks. Add or terminate any bank as a Lock-Box Bank or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Bank, unless the Funding Agent and the Surety Provider shall have received notice of such addition of any Lock-Box Bank; or deposit or otherwise credit, or cause or permit to be so deposited or credited, Collections to any lock-box account except the Lock-Boxes, the Clearing Account and the Collection Account.

        0.22. Contract Files. Transfer the Files to any Person or permit the Files to be maintained at any location other than as set forth in the Sale Agreement, in fireproof facilities owned, leased or utilized by Recco as certified to the Funding Agent and the Surety Provider.

                   SECTION 7. EVENTS OF DEFAULT OR REPLACEMENT

                                 EVENT; REMEDIES

        7.1. Events of Default or Replacement Event; Remedies. If an Event of Default or a Replacement Event shall have occurred, the Aggregate Commitment of the APA Banks to make Loans to Recco up to the Facility Limit shall terminate as of the Termination Date. Upon the occurrence of an Event of Default, and upon the written instructions of the Controlling Party, Recco shall take such action or shall cause such action to be taken pursuant to any and all Interest Rate Hedge Mechanisms and/or enter into any Hedge Agreement at the sole expense of Recco promptly upon the request of the Controlling Party. In addition, the Controlling Party shall be entitled to exercise any additional rights it may have pursuant to the Operative Documents, including, without limitation, the right to implement a Complete Servicing Transfer under the Sale Agreement and the right to intercept the payments of Obligors directly to the Funding Agent.

                          SECTION 8. THE FUNDING AGENT

        8.1. Funding Agent. (a) Notwithstanding any provision of this Agreement and the other Operative Documents: (i) the Funding Agent shall not have any obligations other than those specifically set forth herein, and no implied obligations of the Funding Agent shall be read into this Agreement; and (ii) in no event shall the Funding Agent be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither the Funding Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Funding Agent (1) may consult with legal counsel (including counsel for the Secured Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (2) shall not be responsible to the Secured Parties, Recco, the Seller or the Servicer for any statements, warranties or representations made in or in connection with this Agreement or the other Operative Documents, (3) shall not be responsible to the Secured Parties, Recco, the Seller or the Servicer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Operative Documents, (4) shall incur no liability under or in respect of any of PARCO's commercial paper or other obligations of PARCO under this Agreement or the other Operative Documents and (5) shall incur no liability under or in respect of this Agreement or the other Operative Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) reasonably believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Operative Documents, it is agreed that where the Funding Agent may be required under this Agreement or the other Operative Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Funding Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

        (b) The Chase Manhattan Bank acts as Funding Agent and as administrative agent for PARCO, as issuing and paying agent for PARCO's commercial paper, as provider of other backup facilities for PARCO, and may provide other services or facilities from time to time (collectively, the "Chase Roles"). Each of the parties hereto hereby acknowledges and consents to any and all Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by Chase's acting as the Funding Agent or as an APA Bank under this Agreement and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role, The Chase Manhattan Bank may take, or refrain from taking, any action which it in its discretion deems appropriate.

                            SECTION 9. MISCELLANEOUS

        0.1. Amendments and Waivers. None of this Agreement, the Loan Note, any other Operative Document to which the Funding Agent, the Lenders or Recco is a party, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Funding Agent, the Lenders, the Surety Provider and Recco may, from time to time, enter into written amendments, supplements or modifications hereto and to the Loan Note and the other Operative Documents for the purpose of adding any provisions to this Agreement or the Loan Note or such other Operative Documents or changing in any manner the rights of the Funding Agent, the Lenders or Recco hereunder or thereunder and, in addition, waiving, on such terms and conditions as the Funding Agent, the Surety Provider and the Lenders may specify in such instrument, any of the requirements of this Agreement or the Loan Note or such other Operative Documents or any Unmatured Event of Default or Event of Default and its consequences. The forego-ing notwithstanding, no waiver of paragraph (o) of the definition of Event of Default shall in any case be effective for more than 15 days. Any such waiver and any such amendment, supplement or modification shall be binding upon the Funding Agent, the Surety Provider and the Lenders and all future holders of the Loan Note and each of S&P and Moody's shall receive notice thereof. In the case of any waiver, the Funding Agent, the Surety Provider, the Lenders and Recco shall be restored to their former position and rights hereunder and under the Loan Note and any other Operative Documents, and any Unmatured Event of Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Unmatured Event of Default or Event of Default, or impair any right consequent thereon.

        0.2. Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by overnight courier service, or by registered, certified or express mail, postage prepaid, return receipt requested, or by facsimile copy, or telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be delivered for purposes of this Agreement on: (a) the second Business Day following the day on which such notice was placed in the custody of the U.S. Postal Service, (b) the next Business Day following the day on which such notice was placed in the custody of any overnight courier service, including express mail service or (c) the same Business Day on which such notice is sent by telegram, messenger or facsimile. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

        If to Recco:

        ONYX ACCEPTANCE RECEIVABLES CORPORATION
        27051 Towne Centre Drive, Suite 210
        Foothill Ranch, California  92610
        Attention: Chief Financial Officer
        Tel. No.: (949) 465-3505
        Telecopier No.: (949) 465-3530

        If to the Seller:

        ONYX ACCEPTANCE CORPORATION
        27051 Towne Centre Drive, 1st Floor
        Foothill Ranch, California  92610
        Attention: Executive Vice President
                   and Chief Financial Officer
        Tel. No.: (949) 465-3658
        Telecopier No.: (949) 465-3992

        If to PARCO:

        PARK AVENUE RECEIVABLES CORPORATION
        c/o Global Securitization Services, LLC
        25 West 43rd Street, Suite 704
        New York, New York 10036
        Attention:  President
        Telephone:  (212) 302-5151
        Telecopy:   (212) 302-8767

        (with a copy to the Funding Agent)

        If to the Funding Agent or the APA Banks:

        THE CHASE MANHATTAN BANK
        450 West 33rd Street, 14th Floor
        New York, New York 10001
        Attention: Structured Finance Services, PARCO Manager
        Telephone: (212) 946-3478
        Telecopy:  (212) 946-7776

        with a copy to:

        CHASE SECURITIES INC.
        270 Park Avenue, 7th Floor
        New York, New York  10017
        Attention:  Paterno Luzano
        Telephone:  (212) 834-5381
        Telecopy:   (212) 834-6562

        If to the Surety Provider:

        MBIA Insurance Corporation
        113 King Street

        Armonk, New York  10504
        Attention: Insured Portfolio Management, Structured Finance
        Telephone: (914) 273-4949
        Telecopy:  (914) 765-3163

        A copy of any notice delivered to or required to be sent by Recco hereunder shall be sent by Recco to the holder of the Subordinated Note.

        0.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Funding Agent, the Surety Provider or the Lenders any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        0.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Loan Note.

        0.5. Payment of Expenses and Taxes. Recco agrees, on demand, to (a) pay or reimburse the Funding Agent, the Surety Provider and the Lenders for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Loan Note and the other Operative Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, any and all collateral audit fees, the reasonable fees and disbursements of counsel to the Funding Agent, the Surety Provider and the Lenders, (b) pay or reimburse the Funding Agent, the Surety Provider and the Lenders for all of their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Loan Note, the other Operative Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Funding Agent, the Controlling Party, the Surety Provider and the Lenders and (c) pay, indemnify, and hold the Funding Agent, the Surety Provider and the Lenders harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any registration tax, stamp, duty and other similar taxes or duties, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Loan Note, the other Operative Documents and any such other documents, and (d) pay, indemnify, and hold the Funding Agent, the Surety Provider and the Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Loan Note and the other Operative Documents, (all the foregoing, collectively, the "indemnified liabilities"), provided that Recco has no obligation hereunder to the Funding Agent, the Surety Provider and the Lenders with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Funding Agent, the Surety Provider or the Lenders. The agreements in this
Section 9.5 shall survive repayment of the Loan Note and all other amounts payable hereunder.

        0.6. Successors and Assigns; Participations.

        (1) This Agreement shall be binding upon and inure to the benefit of the Funding Agent, the Surety Provider and the Lenders and all future holders of the Loan Note and their respective successors and assigns, except that Recco may not assign or transfer any of its rights or obligations under this Agreement. PARCO may not assign its rights hereunder without prior notice to the Surety Provider and without the consent of Recco and the Surety Provider (which consent shall not be unreasonably withheld); provided that no such consent shall be required in the event of any assignment by PARCO to (i) an APA Bank pursuant to the Asset Purchase Agreement or (ii) a commercial paper vehicle administered by Chase. On and after the date hereof, the Funding Agent shall notify Recco and the Surety Provider of any new or exiting APA Banks.

        (2) Any APA Bank may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to it, the Loan Note, its Commitment or any other interest of such APA Bank hereunder and under the other Operative Documents. In the event of any such sale by an APA Bank of participating interests to a Participant, such APA Bank's obligations under this Agreement to the other parties hereto shall remain unchanged, such APA Bank shall remain solely responsible for the performance thereof, such APA Bank shall remain the holder of the Loan Note for all purposes under this Agreement and the other Operative Documents, and Recco shall continue to deal solely and directly with such APA Bank in connection with such APA Bank's rights and obligations under this Agreement and the other Operative Documents. Recco agrees that if amounts outstanding under this Agreement and the

Loan Note are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of the Termination Date, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Loan Note to the same extent as if the amount of its participating interest were owing directly to it under this Agreement or the Loan Note. Recco also agrees that each Participant shall be entitled to the benefits of Sections 2.9 and 9.5 with respect to its participation in such APA Bank's Commitment and the Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than such APA Bank would have been entitled to receive in respect of the amount of the participation transferred by such APA Bank to such Participant had no such transfer occurred.

        (3) If, pursuant to this Section 9.6, any interest in this Agreement or the Loan Note is transferred or assigned to any Participant or assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the applicable APA Bank shall cause such Participant or assignee, as a condition to the effectiveness of such transfer, (i) to represent to the Funding Agent, such APA Bank and Recco that under applicable law and treaties then in effect no taxes will be required to be withheld by Recco, the Funding Agent or such Participant or assignee with respect to any payments to be made to such Participant or assignee in respect of the Loans, (ii) to furnish to the Funding Agent, such APA Bank and Recco either U.S. Internal Revenue Service Form 4224 (or any successor form) or U.S. Internal Revenue Service Form 1001 (or any successor form) (wherein such Participant or assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Funding Agent, such APA Bank and Recco) timely to provide the Funding Agent, such APA Bank and Recco a new Form 4224 (or any successor form) or Form 1001 (or any successor form) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with and if permitted under applicable U.S. laws and regulations and amendments then in effect duly executed and completed by such Participant or assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

        (4) No APA Bank shall grant to any Participant the right to consent to any amendment or waiver entered into in accordance with Section 9.1, except for any such amendment or waiver which would increase such APA Bank's Commitment, or reduce the amount or extend the due date of any principal of or interest on the Loan Note.

        0.7. Termination. This Agreement shall terminate following the Termination Date upon payment in full of all outstanding principal, interest and other amounts due hereunder and under the Operative Documents which are payable to the Funding Agent, the Surety Provider and the Lenders on such date.

        0.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        0.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        0.10. Integration. This Agreement represents the agreement of Recco, the Funding Agent and the Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Funding Agent or the Secured Parties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Operative Documents.

        0.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        0.12. Submission to Jurisdiction; Waivers. Recco hereby irrevocably and unconditionally:

        (5) submits for itself and its property in any legal action or proceeding relating to this agreement and the other operative documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

        (6) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (7) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 9.2 or at such other address of which all of the other parties hereto shall have been notified pursuant thereto; and

        (8) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

        0.13. Acknowledgments. Recco hereby acknowledges that:

        (9) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Loan Note and the other Operative Documents;

        (10) neither the Funding Agent, the Lenders nor the Surety Provider has any fiduciary relationship to Recco, and the relationship between each Lender, on the one hand, and Recco, on the other hand, is solely that of debtor and creditor; and

        (11)    no joint venture exists between Recco and any Lender.

        0.14. Waiver of Jury Trial. Recco hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the Loan Note or any other Operative Document and for any counterclaim therein.

        0.15. No Bankruptcy Petition. Each of Recco, the Funding Agent, the APA Banks and the Surety Provider covenants and agrees that it will not institute against, or join with or knowingly cooperate or encourage any other Person in instituting against, PARCO any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. Each of the Seller, the Lenders, the Funding Agent and the Surety Provider covenants and agrees that it will not institute against, or join with or knowingly cooperate or encourage any other Person in instituting against, Recco any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

        0.16. Limited Recourse; Waiver of Setoff. (a) Notwithstanding anything to the contrary contained herein, the obligations of PARCO under this Agreement are solely the corporate obligations of PARCO and, in the case of obligations of PARCO other than PARCO's commercial paper, shall be payable at such time as funds are actually received by, or are available to, PARCO in excess of funds necessary to pay in full all of PARCO's outstanding commercial paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against PARCO but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all of PARCO's outstanding commercial paper.

        No recourse under any obligation, covenant or agreement of PARCO contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of PARCO or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of PARCO or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of PARCO contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by PARCO of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them or in any case of the gross negligence, bad faith or willful misconduct of any such Person.

        (b) Each of the Funding Agent, Recco, the APA Banks and the Seller hereby waives any right of setoff it may have or to which it may be entitled under this Agreement and the Operative Documents from time to time against PARCO or its assets.

        0.17. Confidentiality. (a) Recco shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Operative Documents and all other confidential proprietary information with respect to PARCO, the Funding Agent and the APA Banks and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Operative Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to Recco and its Affiliates, (ii) as required by law, regulation or legal process or
(iii) in connection with any legal or regulatory proceeding to which Recco or any of its Affiliates is subject. Recco hereby consents to the disclosure of any non-public information with respect to it received by PARCO, the Funding Agent or any APA Bank to (i) any of PARCO, the Funding Agent or any APA Bank, (ii) any nationally recognized rating agency providing a rating or proposing to provide a rating to PARCO's Commercial Paper, (iii) any placement agent which proposes to offer and sell PARCO's Commercial Paper, (iv) any provider of PARCO's program-wide liquidity or credit support facilities, (v) any potential APA Bank to which Recco has consented (which consent shall not be unreasonably withheld) or (vi) any participant or potential participant to which Recco has consented (which consent shall not be unreasonably withheld) (which Person, in the case of clauses (iii) - (vi), agrees in writing to be bound by the confidentiality provisions of this Section.

        (b) Notwithstanding the foregoing, each of the Surety Provider, PARCO, the Funding Agent and the APA Banks shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Operative Documents and all other confidential proprietary information with respect to Recco and its Affiliates and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Operative Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants, reinsurers and other professional advisors to the Surety Provider, PARCO, the Funding Agent, the APA Banks and their Affiliates, (ii) as required by law, regulation or legal process or (iii) in connection with any legal or regulatory proceeding to which the Funding Agent, the Surety Provider, PARCO, the APA Banks or any of their Affiliates is subject.

        (c) The foregoing confidentiality provisions shall survive the termination of this Agreement and the Program.

        IN WITNESS WHEREOF, the parties hereto have caused this Funding Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                        ONYX ACCEPTANCE RECEIVABLES
                                        CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        PARK AVENUE RECEIVABLES
                                        CORPORATION, as a Lender

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        THE CHASE MANHATTAN BANK, as
                                        Funding Agent

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        THE CHASE MANHATTAN BANK, as
                                        an APA Bank

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted and agreed as of
the date first above written:

MBIA INSURANCE CORPORATION,
   as Surety Provider

 By:
    ----------------------------------
    Name:
    Title:

                                    EXHIBIT A

                               [DEFINITIONS LIST]

                                    EXHIBIT B

                               [FORM OF LOAN NOTE]

$150,000,000
New York, New York                                         Date:  August 9, 1999


                FOR VALUE RECEIVED, the undersigned, Onyx Acceptance Receivables Corporation, a Delaware corporation ("Recco"), promises to pay to the order of The Chase Manhattan Bank, as Funding Agent for the benefit of the Lenders (together with its successors and assigns in such capacity, the "Funding Agent"), on the date specified in Section 2.2 of the Funding Agreement hereinafter referred to, at the office of the Funding Agent at 270 Park Avenue, New York, New York, in lawful money of the United States of America and in immediately available funds, the principal amount of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Lenders to Recco pursuant to the Funding Agreement, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Loans from time to time outstanding at the rates and on the dates specified in Section 2.5 of the Funding Agreement.

                The Funding Agent is authorized to record, on the schedule annexed hereto and made a part hereof or on other appropriate records of the Funding Agent, the date and amount of each Loan made by the Lenders, each continuation thereof, the interest rate from time to time on each Loan and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of the Funding Agent to make any such recordation (or any error in such recordation) shall not affect the obligations of Recco hereunder or under the Funding Agreement in respect of the Loans.

                This Loan Note is the Loan Note referred to in that certain Funding Agreement, dated as of August 9, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Funding Agreement"), by and among Recco, Park Avenue Receivables Corporation, the Funding Agent and The Chase Manhattan Bank, as an APA Bank, and is entitled to the benefits thereof. Capitalized terms used herein without definition have the meanings assigned to them in, or incorporated by reference into, the Funding Agreement.

                This Loan Note is subject to optional and mandatory prepayment as provided in the Funding Agreement.

                Upon the occurrence of an Event of Default, the Controlling Party and the Funding Agent shall have all of the remedies specified in the Funding Agreement, the Security Agreement and the other Operative Documents. Recco hereby waives presentment, demand, protest and all notices of any kind.

                This Loan Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                        ONYX ACCEPTANCE RECEIVABLES
                                        CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                  Schedule 1 to

                                    Loan Note

                  Principal       Interest on      Prepayment
Date              of Loans           Loans          of Loans       Notation By
----              --------        -----------      ----------      -----------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

------------      ------------    ------------     ------------    ------------

DATED:

                                    EXHIBIT C

                               NOTICE OF BORROWING

                Onyx Acceptance Receivables Corporation hereby requests that the Lenders make a Loan to it on [insert Borrowing Date] (the "Borrowing Date") in the amount of [amount of Loan requested] by wire transfer in immediately available funds to the Disbursement Sub-Account by 4:00 P.M. (New York City time) on the Borrowing Date (capitalized terms used herein have the meanings assigned to them in, or incorporated by reference into, the Funding Agreement, dated as of August 9, 1999 (as amended, the "Funding Agreement"), by and among Onyx Acceptance Receivables Corporation, The Chase Manhattan Bank and Park Avenue Receivables Corporation). Onyx Acceptance Receivables Corporation hereby certifies as of the date hereof that the representations and warranties made in
Section 3 of the Funding Agreement are true and correct on and as of the Borrowing Date for such Loan, both before and after giving effect to such Loan.

                                        ONYX ACCEPTANCE RECEIVABLES
                                        CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Date:____________, ________

                                    EXHIBIT D

                              [SECURITY AGREEMENT]

                                    See Tab 4

                                    EXHIBIT E

                      [FORM OF RECCO OFFICER'S CERTIFICATE]

                The undersigned [President] [Chief Financial Officer] [Chief Executive Officer] [Executive Vice President] of Onyx Acceptance Receivables Corporation ("Recco") hereby certifies that as such he is authorized to execute and deliver this certificate on behalf of Recco in connection with the Funding Agreement, dated as of August 9, 1999 (as amended, supplemented or otherwise modified, the "Funding Agreement"), by and among Recco, Park Avenue Receivables Corporation and The Chase Manhattan Bank (all capitalized terms used herein without definition having the respective meanings specified in, or incorporated by reference into, the Funding Agreement), and further certify as follows:

                Recco shall apply the proceeds of the Loan which are being disbursed to Recco on the date hereof (the "Loan Proceeds") solely for the purpose of purchasing from the Seller, pursuant to the Sale Agreement, those Contracts set forth on the Contracts List delivered to the Funding Agent and the Surety Provider on the date hereof and such Loan Proceeds shall be applied on ________, _____.

        IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of __________ _____.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                      E-1